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                                                                   EXHIBIT 10.22


                                  NANOGEN, INC

                       RESTRICTED STOCK ISSUANCE AGREEMENT


               AGREEMENT made as of this 7th day of November, 1997, by and between Nanogen, Inc., a California corporation (the "Corporation), and __________, an individual resident in the State of California ("Purchaser").

        I.     PURCHASE OF SHARES

               1.1 PURCHASE. The Purchaser hereby purchases, and the Corporation hereby sells to Purchaser, ________ shares (the "Shares") of the Corporation's common stock ("Common Stock") at a purchase price of $0.60 per share (the "Purchase Price") with a vesting start date of May 16, 1997 (the "Vesting Start Date").

               1.2 PAYMENT. Concurrently with the execution of this Agreement, the Purchaser shall deliver to the Corporation (i) a promissory note in the amount of $_________ (the "Promissory Note") in substantially the form attached hereto as Exhibit A, which Promissory Note shall be secured by a first priority security interest pursuant to a stock pledge agreement; (ii) the Stock Pledge Agreement in substantially the form attached hereto as Exhibit B; and (iii) a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit C).

               1.3 DELIVERY OF CERTIFICATES. Subject to the terms of the Stock Pledge Agreement, the certificates representing the Shares hereunder shall be held in escrow by the Secretary of the Corporation as provided in Article VII hereof.

               1.4 SHAREHOLDER RIGHTS. Until such time as the Corporation actually exercises its repurchase right, rights of first refusal or special purchase right under this Agreement, Purchaser (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Shares, including the Shares held in escrow under
Article VII, subject, however, to the transfer restrictions of Article IV.

        II.    SECURITIES LAW COMPLIANCE

               2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Shares are being acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract,

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undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Purchaser represents that she has full power and authority to enter into this Agreement.

               2.2 DISCLOSURE OF INFORMATION. Purchaser believes she has received all the information she considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser acknowledges that the Company has not prepared any financial statements. Purchaser further represents that she has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

               2.3 INVESTMENT EXPERIENCE. Purchaser is an investor in securities of companies in the early development stage and acknowledges that she is able to fend for herself, can bear the economic risk of her investment and has such knowledge and experience in financial or business matters that she is capable of evaluating the merits and risks of the investment in the Shares.

               2.4 PERSONAL KNOWLEDGE. As of Purchaser's execution of this Agreement, Purchaser (i) has a preexisting personal and business relationship with the Company, (ii) is thoroughly familiar with the Company's operations and its financial condition and (iii) has such knowledge and experience in financial and business matters (including experience with investments of a similar nature), that Purchaser is capable of evaluating the merits and risks of an investment in the Shares. PURCHASER RECOGNIZES THAT THE PURCHASE OF THE SHARES IS A SPECULATIVE INVESTMENT THAT INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS WITH THE FINANCIAL CAPABILITY OF MAKING AND HOLDING LONG-TERM INVESTMENTS NOT READILY REDUCIBLE TO CASH.

               2.5 EXEMPTION FROM REGISTRATION. The Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are accordingly being issued to Purchaser in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory agreements.

               2.6    RESTRICTED SECURITIES.

                      (a) Purchaser hereby confirms that Purchaser has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Purchaser hereby acknowledges that Purchaser is prepared to hold the Shares for an indefinite period and that Purchaser is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act.


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                      (b) Upon the expiration of the ninety (90)-day period
immediately following the date on which the Corporation first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Shares, to the extent vested under Article V, may be sold (without registration) pursuant to the applicable requirements of Rule 144. If Purchaser is at the time of such sale an affiliate of the Corporation for purposes of Rule 144 or was such an affiliate during the preceding three (3) months, then the sale must comply with all the requirements of Rule 144 (including the volume limitation on the number of shares sold, the broker/market-maker sale requirement and the requisite notice to the Securities and Exchange Commission); however, the two-year holding period requirement of the Rule will not be applicable. If Purchaser is not at the time of the sale an affiliate of the Corporation nor was such an affiliate during the preceding three (3) months, then none of the requirements of Rule 144 (other than the broker/market-maker sale requirement for Shares held for less than three (3) years following payment in cash of the Purchase Price therefor) will be applicable to the sale.

                      (c) Should the Corporation not become subject to the reporting requirements of the Exchange Act, then Purchaser may, provided he/she is not at the time an affiliate of the Corporation (nor was such an affiliate during the preceding three (3) months), sell the Shares (without registration) pursuant to paragraph (k) of Rule 144 after the Shares have been held for a period of three (3) years following the payment in cash of the Purchase Price for such shares.

               2.7 DISPOSITION OF SHARES. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than a permitted transfer under paragraph 4.1) unless and until there is compliance with all of the following requirements:

                      (a) Purchaser shall have notified the Corporation of the
               proposed disposition and provided a written summary of the terms and conditions of the proposed disposition.

                      (b) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

                      (c) Purchaser shall have provided the Corporation with
               written assurances, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

        The Corporation shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Article II nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

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               2.8 RESTRICTIVE LEGENDS. In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including one or more of the following legends:

                             (i) "The shares represented by this certificate
               have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

                             (ii) "The shares represented by this certificate
               are unvested and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated as of November 7, 1997, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants certain repurchase rights and rights of first refusal to the Corporation (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the Corporation's shares or upon termination of service with the Corporation. The Corporation will upon written request furnish a copy of such agreement to the holder hereof without charge."

        III.   SPECIAL TAX PROVISIONS

               3.1 SECTION 83(B) ELECTION. The Purchaser understands that under
Section 83 of the Code, the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price for such Shares will be reportable as ordinary income on such lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Shares pursuant to the Repurchase Right provided under Article V of this Agreement. Purchaser understands that he/she may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to be taxed at the time the Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit D hereto. Purchaser understands that failure to make this filing within the thirty (30)-day period will result in the recognition of ordinary income by the Purchaser as the forfeiture restrictions lapse.


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               3.2 PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE
RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(B), EVEN IF PURCHASER REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Purchaser must retain two (2) copies of the completed form for filing with his/her State and Federal tax returns for the current tax year and an additional copy for his/her personal records.

        IV.    TRANSFER RESTRICTIONS

               4.1 RESTRICTION ON TRANSFER. Purchaser shall not transfer, assign, encumber or otherwise dispose of any of the Shares which are subject to the Corporation's Repurchase Right under Article V. In addition, Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Corporation's First Refusal Right under Article VI. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Shares made to the Purchaser's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Purchaser or the Purchaser's spouse or issue, provided and only if the Purchaser obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Shares effected pursuant to the Purchaser's will or the laws of intestate succession or
(iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by the Purchaser in connection with the acquisition of the Shares.

               4.2 TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Shares are transferred by means of one of the permitted transfers specified in paragraph 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) both the Corporation's Repurchase Right and the Corporation's First Refusal Right granted hereunder and (ii) the market stand-off provisions of paragraph 4.4, to the same extent such Shares would be so subject if retained by the Purchaser.

               4.3 DEFINITION OF OWNER. For purposes of Articles IV, V, VI and VII of this Agreement, the term "Owner" shall include the Purchaser and all subsequent holders of the Shares who derive their chain of ownership through a permitted transfer from the Purchaser in accordance with paragraph 4.1.

               4.4    MARKET STAND-OFF PROVISIONS.

                      (a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing

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transactions with respect to, any Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days in connection with Corporation's initial public offering or ninety (90) days in connection with any subsequent public offering.

                      (b) Owner shall be subject to the market stand-off provisions of this paragraph 4.4 provided and only if the then-current officers and directors of the Corporation are also subject to similar arrangements.

                      (c) In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this paragraph 4.4, to the same extent the Shares are at such time covered by such provisions.

                      (d) In order to enforce the limitations of this paragraph 4.4, the Corporation may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

        V.     REPURCHASE RIGHT

               5.1    GRANT.

                      (a) The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date the Purchaser ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Purchase Price all or (at the discretion of the Corporation and with the consent of the Purchaser) any portion of the Shares in which the Purchaser has not acquired a vested interest in accordance with the vesting provisions of paragraph 5.3 below (such shares to be hereinafter called the "Unvested Shares"). For purposes of this Agreement, the Purchaser shall be deemed to remain in Service for so long as the Purchaser continues to be employed by the Corporation or any parent or subsidiary corporation on a full-time basis.

                      (b) For purposes of this Section 5.1 and all other provisions of this Agreement, the following provisions shall be in effect:

                             (i) The Purchaser shall be deemed to be employed on
                      a full-time basis by the Corporation for so long as the Purchaser renders at least thirty (30) hours of service per week to the Corporation or one or more of its parents or subsidiaries.

                             (ii) A leave of absence (regardless of the reason
                      therefor) shall be deemed to constitute the cessation of

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                      full-time employment as of the commencement date of the
                      leave, unless such leave is authorized by the Corporation in writing and the Purchaser returns to work prior to the expiration date of such leave. Accordingly, the Purchaser shall receive credit for full-time employment during a leave of absence only if the leave is authorized by the Corporation and the Purchaser returns to work prior to the expiration date of the leave.

               5.2 EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable sixty (60)-day period specified in paragraph 5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with paragraph 7.3 or from Owner as herein provided), pay to Owner in cash or cash equivalents an amount equal to the original Purchase Price paid by Owner hereunder for the Unvested Shares which are to be repurchased.

               5.3 TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 5.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Shares in which the Purchaser vests in accordance with the schedule below. Accordingly, as the Purchaser continues in the employ of the Company, the Owner shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Shares in installments in accordance with the following provisions:

                      (i) The Purchaser shall not acquire any vested interest
               in, nor shall the Repurchase Right lapse with respect to, any Shares unless and until the Purchaser has completed twelve (12) months of Service measured from the Vesting Start Date.

                      (ii) Upon the completion of the twelve (12) month Service
               period specified in subparagraph (i) above, the Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, 25% of the Shares.

                      (iii) The Purchaser shall acquire a vested interest in,
               and the Repurchase Right shall lapse with respect to, the remaining Shares in a series of successive equal monthly installments over each of the next thirty-six (36)

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               months of Service completed by the Purchaser after the initial vesting date under subparagraph (ii) above.

               All Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the First Refusal Right under Article VI and (ii) the market stand-off and other transfer restrictions of Article IV.

               5.4 FRACTIONAL SHARES. No fractional shares shall be repurchased by the Corporation. Accordingly should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of paragraph 5.3) at the time the Purchaser ceases Service, then such fractional share shall be added to any fractional share in which the Purchaser is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

               5.5 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares at the time subject to the Repurchase Right hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

               5.6 CORPORATE TRANSACTION. The Repurchase Right granted under this Article V shall automatically lapse in its entirety immediately prior to the consummation of any of the following shareholder-approved transactions (a "Corporate Transaction"):

                      (i) a merger or consolidation in which more than fifty
               percent (50%) of the Corporation's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction,

                      (ii) the sale, transfer or other disposition of all or
               substantially all of the Corporation's assets, or

                      (iii) a merger or consolidation in which the Corporation
               is not the surviving entity (other than a transaction effected primarily to change the State in which the Corporation is incorporated, or to create a holding company structure).


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        VI.    RIGHT OF FIRST REFUSAL

               6.1 GRANT. The Corporation is hereby granted the right of first refusal (the "First Refusal Right"), exercisable ln connection with any proposed transfer of the Shares in which the Purchaser has vested in accordance with the vesting provisions of Article V. For purposes of this Article VI, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 4.1.

               6.2 NOTICE OF INTENDED DISPOSITION. In the event the Owner desires to accept a bona fide third-party offer for any or all of the Shares (the shares subject to such offer to be hereinafter called the "Target Shares"), Owner shall promptly (i) deliver to the Corporate Secretary of the Corporation written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles II and IV of this Agreement.

               6.3 EXERCISE OF RIGHT. The Corporation (or its assignees) shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and delivered to the Corporation for purchase.

               6.4 NON-EXERCISE OF RIGHT. In the event the Exercise Notice is not given to Owner within twenty-five (25) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article II of this Agreement. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and surrendered to the Owner. The third-party offeror shall acquire the Target Shares free and clear of the Corporation's Repurchase Right under Article V and the Corporation's First Refusal Right hereunder, but the acquired shares shall remain subject to (i) the securities law restrictions of paragraph 2.2(a) and
(ii) the market stand-off

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provisions of paragraph 4.4. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30) day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 6.7.

               6.5 PARTIAL EXERCISE OF RIGHT. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

                      (i) sale or other disposition of all the Target Shares to
               the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 6.4, as if the Corporation did not exercise the First Refusal Right hereunder; or

                      (ii) sale to the Corporation (or its assignees) of the
               portion of the Target Shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 6.3.

               Failure of Owner to deliver timely notification to the Corporation under this paragraph 6.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

               6.6    RECAPITALIZATION/MERGER.

                      (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

                      (b) The Corporation's First Refusal Right shall terminate in the event of any of the following transactions:

                             (i) a merger or consolidation in which more than
                      fifty percent (50%) of the Corporation's outstanding voting stock is transferred to a person or persons different from those who held the stock immediately prior to such transaction,

                             (ii) the sale, transfer or other disposition of all
                      or substantially all of the Corporation's assets, or


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                             (iii) a merger or consolidation in which the
                      Corporation is not the surviving entity (other than a transaction effected primarily to change the State in which the Corporation is incorporated, or to create a holding company structure).

               6.7 LAPSE. The First Refusal Right under this Article VI shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Corporation's Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common Stock, or (iii) a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Corporation's Common Stock in the aggregate amount of at least $5,000,000. However, the market stand-off provisions of paragraph 4.4 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

        VII.   ESCROW

               7.1 DEPOSIT. Subject to the terms of the Stock Pledge Agreement, the certificates for any Unvested Shares purchased hereunder shall be deposited in escrow with the Corporation to be held in accordance with the provisions of this Article VII. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with paragraph 7.3. Upon delivery of the certificates (or other assets and securities) to the Corporation, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow to the Corporation.

               7.2 RECAPITALIZATION. All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Corporation to be held in escrow under this Article VII, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of paragraph 7.1.

               7.3 RELEASE/SURRENDER. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:


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                      (i) Should the Corporation (or its assignees) elect to
               exercise the Repurchase Right under Article V with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Corporation, concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

                      (ii) Should the Corporation (or its assignees) elect to
               exercise its First Refusal Right under Article VI with respect to any vested Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall, concurrently with the payment of the paragraph 6.3 purchase price for such Target Shares to the Owner, be surrendered to the Corporation, and the Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities).

                      (iii) Should the Corporation (or its assignees) elect not
               to exercise its First Refusal Right under Article VI with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Owner for disposition in accordance with the provisions of paragraph 6.4.

                      (iv) As the interest of the Purchaser in the Unvested
               Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article V, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

                             a. The initial release of vested shares (or other
               vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the initial twelve (12)-month period measured from the Vesting Start Date under paragraph 5.3.

                             b. Subsequent releases of vested shares (or other
                      vested assets and securities) from escrow shall be effected at semi-annual intervals thereafter, with the first such semi-annual release to occur six (6) months after the initial paragraph 5.3 vesting date.

                             c. Upon the Purchaser's cessation of Service, any
                      escrowed Shares (or other assets or securities) in which the Purchaser is at the time vested shall be promptly released from escrow.

                             d. Upon any earlier termination of the
                      Corporation's Repurchase Right in accordance with the applicable provisions of Article V, the Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully-vested shares or other property.

                      (v) All Shares (or other assets or securities) released
               from escrow in accordance with the provisions of subparagraph
               (iv) shall nevertheless remain subject to (I) the Corporation's First Refusal Right under Article VI until such right lapses pursuant to paragraph 6.7, (II) the restrictions on transfer, including the market stand-off provision, of Article IV, until such provisions terminate in accordance with their terms and
               (III) the Special Purchase Right under Article VIII.

        VIII.  MARITAL DISSOLUTION OR LEGAL SEPARATION

               8.1 GRANT. In connection with the dissolution of the Purchaser's marriage or the legal separation of the Purchaser and the Purchaser's spouse, the Corporation shall have the right (the "Special Purchase Right"), exercisable at any time during the thirty (30)-day period following the Corporation's receipt of the required Dissolution Notice under paragraph 8.2, to purchase from the Purchaser's spouse, in accordance with the provisions of paragraph 8.3, all or any portion of the Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

               8.2 NOTICE OF DECREE OR AGREEMENT. The Purchaser shall promptly provide the Secretary of the Corporation with written notice (the "Dissolution Notice") of (i) the entry of any judicial decree or order resolving the property rights of the Purchaser and the Purchaser's spouse in connection with their marital dissolution or legal separation or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between the Purchaser and the Purchaser's spouse which provides for the award to the spouse of one or more Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

               8.3 EXERCISE OF SPECIAL PURCHASE RIGHT. The Special Purchase Right shall be exercisable by delivery of the Purchase Notice to the Purchaser and the Purchaser's spouse within thirty (30) days after the Corporation's receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of shares to be purchased by the Corporation, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice), and the fair market value to be paid for such Shares. The Purchaser (or the Purchaser's spouse, to the extent such spouse has physical possession of the Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Corporate Secretary of the Corporation the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer. To the extent any of the shares to be purchased by the Corporation are at the time held in escrow under Article VII, the certificates for such shares shall be promptly delivered out of escrow to the Corporation. The Corporation shall, concurrently with the receipt of the stock certificates, pay to the Purchaser's spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shares in the Purchase Notice.

               If the Purchaser's spouse does not agree with the fair market value specified for the shares in the Purchase Notice, then the spouse shall promptly notify the Corporation in writing of such disagreement and the fair market value of such shares shall thereupon be determined by an appraiser of recognized standing selected by the Corporation and the spouse. If they cannot agree on an appraiser within twenty (20) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Corporation and the Purchaser's spouse. The Closing shall then be held on the fifth business day following the completion of such appraisal; provided, however, that if the appraised value is more than fifteen percent (15%) greater than the fair market value specified for the shares in the Purchase Notice, the Corporation shall have the right, exercisable prior to the expiration of such five (5) business-day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the shares awarded to the spouse.

               8.4 LAPSE. The Special Purchase Right under this Article VIII shall lapse and cease to have effect upon the earlier to occur of (i) the first date on which the First Refusal Right under Article VI lapses or (ii) the expiration of the thirty (30)-day exercise period specified in paragraph 8.3, to the extent the Special Purchase Right is not timely exercised in accordance with such paragraph.

        IX.    GENERAL PROVISIONS

               9.1 ASSIGNMENT. The Corporation may assign its Repurchase Right under Article V, its First Refusal Right under Article VI and/or its Special Purchase Right under Article VIII to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation, provided that, if the assignee of the Repurchase Right is other than a one hundred percent (100%) owned subsidiary corporation of the Corporation or the parent corporation owning one hundred percent (100%) of the Corporation, then such assignee must make a cash payment to the

Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the fair market value of the Unvested Shares at the time subject to the assigned Repurchase Right over (ii) the aggregate repurchase price payable for Unvested Shares thereunder.

               9.2 DEFINITIONS. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                      (i) Any corporation (other than the Corporation) in an
               unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                      (ii) Each corporation (other than the Corporation) in an
               unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               9.3 NOTICES. Any notice required in connection with (i) the Repurchase Right, the First Refusal Right or the Special Purchase Right or (ii) the disposition of any Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 9.3 to all other parties to this Agreement.

               9.4 NO WAIVER. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Right granted under Article V, or the failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right granted under Article VI or the failure of the Corporation (or its assignees) in any instance to exercise the Special Purchase Right granted under Article VIII, shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Purchaser or the Purchaser's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

               9.5 CANCELLATION OF SHARES. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

               9.6 NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement shall confer upon the Purchaser any right to continue in the Service of the Corporation (or any parent or subsidiary corporation employing or retaining Purchaser) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation employing or retaining Purchaser) or the Purchaser, which rights are hereby expressly reserved by each, to terminate the Purchaser's Service at any time for any reason whatsoever, with or without cause.

               9.7 RIGHT TO OFFSET. The Corporation may apply any amount otherwise due and payable to the Purchaser hereunder to the payment (including as a prepayment) of any and all amounts owed to the Corporation under the Promissory Note (whether or not then due and payable) and shall remit to Purchaser only such amounts which are in excess of the amount of such payment.

        X. MISCELLANEOUS PROVISIONS

               10.1 PURCHASER UNDERTAKING. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Purchaser or the Shares pursuant to the express provisions of this Agreement.

               10.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

               10.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of- laws rules.

               10.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               10.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

               10.6 COMPANY COUNSEL. PURCHASER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY THE COMPANY'S COUNSEL WHICH COUNSEL HAS REPRESENTED THE INTERESTS OF THE COMPANY AND NOT THOSE OF PURCHASER WITH RESPECT TO THIS AGREEMENT, THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATION OR ADVICE FROM THE COMPANY OR ITS COUNSEL OR FROM ANY OTHER INVESTOR IN THE COMPANY ABOUT THIS AGREEMENT, ITS CONTENT OR EFFECT AND THAT PURCHASER HAS BEEN ENCOURAGED TO SEEK INDEPENDENT COUNSEL TO REVIEW THIS AGREEMENT ON BEHALF OF PURCHASER. PURCHASER REPRESENTS THAT HE HAS REVIEWED THIS AGREEMENT, AND SPECIFICALLY ACKNOWLEDGES THAT THE VESTING OF THE SHARES UNDER THIS AGREEMENT IS EARNED ONLY BY CONTINUING EMPLOYMENT OR SERVICE TO THE COMPANY AT THE WILL OF THE COMPANY.

               10.7 POWER OF ATTORNEY. Purchaser's spouse hereby appoints Purchaser his true and lawful attorney in fact, for him and in his name, place and stead, and for his use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Purchaser's spouse further gives and grants unto Purchaser as his attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Purchaser shall lawfully do and cause to be done by virtue of this power of attorney.


                [Remainder of This Page Intentionally Left Blank]

               IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                                NANOGEN, INC.


                                                By
                                                  ------------------------------

                                                10398 Pacific Center Court
                                                San Diego, CA 92121


                                                PURCHASER



                                                --------------------------------

                                                c/o Nanogen, Inc.
                                                10398 Pacific Center Court
                                                San Diego, CA 92121


        The undersigned spouse of Purchaser has read and hereby approves the foregoing Restricted Stock Issuance Agreement. In consideration of the Corporation's granting the Purchaser the right to acquire the Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including, (specifically) the right of the Corporation (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.



                                      ------------------------------------------
                                              Purchaser's Spouse

                                    EXHIBIT A

                                PROMISSORY NOTES

                           PROMISSORY NOTE SECURED BY
                             STOCK PLEDGE AGREEMENT


$____________                                              San Diego, California
                                                                November 7, 1997


        For value received, the undersigned ("Maker") hereby promises to pay to Nanogen, Inc., a California corporation ("Holder") at 10398 Pacific Center Court, San Diego, California, the principal amount of ___________________________ Dollars ($__________), together with interest thereon from the date hereof at the rate of 6.01% per annum, interest to be compounded semi-annually.

        The performance of the Maker's obligations under this Promissory Note are secured by the pledge of shares of the common stock of Holder (the "Pledged Shares") pursuant to the terms of that certain Stock Pledge Agreement entered into by and between the Maker and the Holder of even date herewith (the "Stock Pledge Agreement").

        All principal and accrued interest under this Promissory Note shall be due and payable in a lump sum on November 7, 2002.

        Payment shall be made in lawful tender of the United States. Except as otherwise provided herein or by applicable law, all payments shall be applied first to any unpaid enforcement or collection costs, then to accrued interest but unpaid interest, and the remainder shall be applied to principal.

        This Promissory Note may be prepaid in whose or in part at any time without premium or penalty. Partial prepayments shall not postpone or delay the date of any subsequent payment.

        Each of the following events shall constitute a default ("Default") under this Promissory Note:

        (a) The Maker's failure to pay when due any payment of principal or interest due under this Note;

        (b) The Maker's failure to perform or observe any of the terms or conditions of the Stock Pledge Agreement;

        (c) The Maker's failure to perform or observe any of the terms or conditions of the Restricted Stock Issuance Agreement between Maker and Holder of even date herewith;

        (d) The Maker's failure to perform or observe any of the terms or conditions of any other agreement between Maker and Holder;

        (e) The making by the Maker of any assignment for the benefit of creditors or the voluntary appointment (at the request or with the consent of the Maker) of a receiver, custodian, liquidator or trustee in bankruptcy of any of the Maker's property, or the filing by the Maker of a petition in bankruptcy or other similar proceeding under any law for relief of debtors; or

        (f) The filing against the Maker of a petition in bankruptcy or other similar proceeding under any law for relief of debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of the Maker, if such petition or appointment is not vacated or discharged within sixty (60) calendar days after the filing or making thereof.

        Upon the occurrence of any Default, the Holder may, at its option, declare the entire unpaid principal balance and accrued interest to be immediately due and payable, without notice to the Maker. The Maker further understands that this is a full recourse promissory note and that the Holder may, at its option, proceed against assets of the undersigned other that the Pledged Stock (as defined in the Stock Pledge Agreement) under the Stock Pledge Agreement in the event of a default.

        The Maker promises to pay all costs and expenses (including reasonable attorneys' fees) incurred by the Holder in the exercise or enforcement of any right under this Promissory Note.

        The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express written consent of Holder except as and to the extent otherwise provided by law.

        The Maker waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Promissory Note, and expressly agrees that this Promissory Note, or any payment hereunder, may be extended from time to time and consents to the acceptance of security, if any, or the release of security, if any, from this Promissory Note, all without in any way affecting the liability of the Maker.

        The right to plead any and all statutes of limitations as a defense to any demand on this Promissory Note or any agreement to the same, or any instrument securing this Promissory Note, or any and all obligations or liabilities arising out of or in connection with this Promissory Note, is expressly waived by the Maker to the fullest extent permitted by law.

        No extension of the time for the payment of this Promissory Note, or any installment hereof, made by agreement by the Holder hereof with any person now or hereafter liable for the payment of this Promissory Note shall affect the original liability under the terms of this Promissory Note by the Maker even if it is not a party to such agreement.

        If Holder should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of the Maker, the Maker shall be liable to pay to Holder immediately and without demand all reasonable costs and expenses of collection incurred by Holder, including without limitation reasonable attorneys fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made through a bankruptcy court, and all such sums shall be fully secured by the Pledged Stock pursuant to the Stock Pledge Agreement.

        The provisions of this Promissory Note are intended by the Maker to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Promissory Note or any part thereof.

        This Promissory Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of California.

                                         THE "MAKER"


                                         ---------------------------------------

                                    EXHIBIT B

                             STOCK PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT

        THIS STOCK PLEDGE AGREEMENT ("Agreement") is entered into as of November 7, 1997, by and between Nanogen, Inc., a California corporation ("Secured Party") and ______________("Pledgor"), with reference to the following facts:

        A. Contemporaneously with the execution of this Agreement and pursuant to a certain Restricted Stock Issuance Agreement dated as of November 7, 1997, by and between Pledgor and Secured Party (the "Stock Purchase Agreement"), Pledgor is delivering a Secured Promissory Note to Secured Party in the original principal amount of _____________________________ Dollars ($__________) (the
"Promissory Note"), in order to evidence a loan which Secured Party has agreed to make to Pledgor in connection with Pledgor's purchase of shares of Secured Party's Common Stock pursuant to the Stock Purchase Agreement.

        B. Pledgor is required by the Stock Purchase Agreement to secure its Obligations under the Promissory Note by granting Secured Party a first priority security interest in the shares of Common Stock of Secured Party being acquired by Pledgor under the Stock Purchase Agreement, and any and all new or additional securities of Secured Party subsequently acquired by or distributed to Pledgor.

        NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions contained herein, the parties hereby agree as follows:

        1. Security. The term "Pledged Stock" shall mean ______________________ (_______) shares of Common Stock of Secured Party evidenced by Stock Certificate No. ___, registered in the name of Pledgor, together with all certificates, options, rights or other securities of Secured Party acquired by Pledgor including any distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of the foregoing, as further described in and subject to the provisions of Section 4 below, now or hereafter owned or acquired by Pledgor, and any and all new or additional securities subsequently distributed to Pledgor by Secured Party.

        2. Grant of Security Interest. As security for full and timely payment, performance and satisfaction of the Obligations (as defined in Section 3 below), Pledgor hereby grants to Secured Party a first priority security interest in the Pledged Stock. Upon the execution hereof, the Pledged Stock and any related stock powers shall be deposited with Secured Party.

        3. Obligations of Pledgor. As used herein, the term "Obligations" shall mean: (a) all of Pledgor's obligations, covenants and agreements under the Promissory Note and (b) all of Pledgor's obligations, covenants and agreements under this Agreement.

        4. Pledged Stock. In the event Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Stock, (a) any stock certificate, including any certificate representing a stock dividend or any certificate in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split or spin-off, (b) any option, warrant or right, whether as an addition to or in substitution of any of the Pledged Stock, or otherwise, (c) any dividend or distribution payable in property, including securities issued as a dividend on the Pledged Stock, or (d) any other distributions of any kind whatsoever, Pledgor shall accept same as encumbered by the security interest created hereby, and shall deliver same forthwith to Secured Party in the exact form received, including as appropriate, Pledgor's endorsement or appropriate stock powers duly executed in blank, to be held by Secured Party, as a part of the Pledged Stock subject to the terms hereof.

        5. Representations and Warranties of Pledgor. Pledgor warrants and represents to Secured Party that (a) Pledgor is the legal and beneficial owner of all of the Pledged Stock, (b) all of the shares of the Pledged Stock are owned by Pledgor free of any pledge, mortgage, lien or security interest of any kind, except as created hereby, and (c) upon execution and delivery by Pledgor of this Agreement and upon delivery of the Pledged Stock to Secured Party, this Agreement shall create a valid and perfected first priority security interest in the Pledged Stock, and the proceeds thereof, subject to no prior security interest.

        6. Transfer of Interests. Pledgor hereby covenants that, until such time as the Obligations have been fully paid, performed and satisfied, Pledgor will not sell, convey or otherwise dispose of any of the Pledged Stock or any interest therein, or create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Stock, or the proceeds thereof, other than the security interest created hereby.

        7. Default. As used herein, the term "Default" shall mean the failure of full and timely payment or performance and satisfaction of any of the Obligations.

        8. Rights of Secured Party. Upon the occurrence of a Default, Secured Party may, at its option, do any one or more of the following: (a) declare all indebtedness of Pledgor to Secured Party to be immediately due and payable, whereupon all unpaid principal and interest on the Promissory Note shall become and be immediately due and payable; (b) exercise any and all of the rights and remedies of a secured party as provided for by the California Commercial Code;
(c) proceed by an action or actions at law or in equity to recover the indebtedness secured hereby or to foreclose this Agreement and sell the collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction; (d) proceed immediately to have any or all of the Pledged Stock registered in Secured Party's name or in the name of a nominee; (e) exercise all voting rights with respect to the Pledged Stock and all other corporate rights, including any rights of conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if Secured Party were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of Pledgor; (f) enforce one or more remedies hereunder, successively or concurrently; and (g) proceed immediately to dispose of and realize upon the Pledged Stock, or any part thereof, and in connection therewith, sell or otherwise dispose of and deliver the Pledged Stock, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, at such prices and on such terms as Secured Party may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right of Secured Party or any purchaser to purchase at any such sale either the whole or any part of the Pledged Stock (in connection with any such sale or disposition, Secured Party need not give more than thirty (30) calendar days notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Pledgor hereby acknowledges to be reasonable).

        9. Proceeds. The proceeds of any disposition of all or any part of the Pledged Stock, as provided in Section 8 above, shall be applied as follows: (a) first, to the costs and expenses incurred in connection therewith or incidental thereto, including reasonable attorneys' fees and legal expenses; (b) second, to the satisfaction of the Obligations; (c) third, to the payment of any other amounts required by applicable law; and (d) fourth, to Pledgor to the extent of any surplus remaining.

        10. Private Sale. Pledgor recognizes and acknowledges that Secured Party may be unable to effect a public sale of all or a part of the Pledged Stock and may elect to resort to one or more private sales to purchasers who will be obligated to agree, among other things, to acquire the Pledged Stock for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party has no obligation to delay sale of any Pledged Stock to permit Pledgor to register it for public sale under the Securities Act of 1933, as amended.

        11. Release of Pledged Stock. Upon the execution hereof, Pledgor shall deliver to Secured Party, the stock certificate or certificates representing the Pledged Stock, including Pledgor's endorsement thereon or appropriate stock powers duly executed in blank, to be held in accordance with the terms of this Agreement. Provided all indebtedness secured hereunder shall at the time have been paid in full, the Pledged Stock shall be released from pledge and returned to Pledgor upon the full and final satisfaction of Pledgor's obligations under the Promissory Note and this Agreement.

        12. Partial Release of Pledged Stock. Provided that there are no unpaid enforcement or collection costs due and payable under the terms of the Promissory Note, and provided further that Pledgor executes such documents, agreements and certificates as may reasonably be required by Holder in order to effectuate the partial release contemplated herein, a portion of the shares of Pledged Stock shall be released from pledge and returned to Pledgor upon receipt of a prepayment under the Promissory Note. The number of shares of Pledged Stock to be released from pledge and returned to Pledgor shall be that number of shares of Pledged Stock which bears the same ratio to the total number of shares of Pledged Stock as the amount of prepayment under the Promissory Note bears to the total of the

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



principal and accrued interest then payable under the Promissory Note, provided that no fractional shares shall be released from pledge under this paragraph 12.

        13. Irrevocable Proxy and Power of Attorney. To further secure Obligations hereunder, Pledgor grants the irrevocable proxy and power of attorney set forth in this Section 13 to Secured Party for the purposes set forth below. Pledgor hereby irrevocably constitutes and appoints Secured Party, any person or entity who becomes the successor to Secured Party, or any officer of Secured Party or such successor (the "Attorneys"), and each of the foregoing acting singly, in each case with full power of substitution and resubstitution, the true and lawful agent and attorney-in-fact of such Purchaser, with full power and authority in such Purchaser's name, place and stead, to vote the shares of Pledged Stock in favor of any corporate transaction which has otherwise been approved by the shareholders of Secured Party and in which (i) more than fifty percent (50%) of the outstanding shares of the common stock of Secured Party will be acquired by a single purchaser or a group of purchasers acting in concert, (ii) all or substantially all of the assets of Holder are acquired by a single purchaser or group of purchasers, and (iii) Holder merges with or into another organization; and to do and perform each and every other act and thing whatsoever requisite, necessary or appropriate to be done to carry out the purposes of this paragraph 13 as fully to all intents and purposes as Pledgor might or could do if personally present, Pledgor hereby ratifying all that such attorney-in-fact shall do or cause to be done by these presents. It is expressly understood and intended by Pledgor that the irrevocable proxy and power of attorney granted in this paragraph 13 is coupled with an interest, irrevocable and may be delegated by said Attorneys. The irrevocable proxy and power of attorney shall survive the death or incapacity of such Pledgor and shall continue until all Pledged Shares have been released from pledge hereunder.

        14. Voting Rights. Except as set forth in Paragraph 13 hereof, so long as no default shall have occurred or exist under this Agreement, Secured Party shall have no voting rights with respect to the Pledged Stock.

        15. Written Notices. Pledgor agrees to promptly deliver to Secured Party a copy of all written notices received by Pledgor with respect to the Pledged Stock.

        16. Performance by Pledgor. Upon full payment and performance of all of the Obligations by Pledgor and upon payment of all additional costs and expenses provided herein, this Agreement shall terminate and Secured Party shall deliver or caused to be delivered to Pledgor (except as set forth in the Stock Purchase Agreement or otherwise), such of the Pledged Stock as shall not have been sold or otherwise disposed of pursuant to this Agreement.

        17. Remedies. The rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided in other instruments and agreements between Secured Party and Pledgor, or as provided by law, including, without limitation, the rights and remedies of a secured party under the California Commercial Code.

        18. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

        19. Governing Law. This Agreement has been accepted and is performable within San Diego County, California. This Agreement shall be governed and construed in accordance with the internal laws of the State of California.

        20. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given on the third business day after mailing within the United States, postage prepaid, by registered or certified mail, return receipt requested, addressed as follows:

        If to Pledgor:              _____________________
                                    c/o Nanogen, Inc.
                                    10398 Pacific Center Court
                                    San Diego, CA 92121

        If to Secured Party:        Nanogen, Inc.
                                    10398 Pacific Center Court
                                    San Diego, CA 92121

Each of the parties hereto shall be entitled to specify a different address by giving written notice to the other parties hereto in accordance with this
Section 20.

        21. Entire Agreement. This Agreement and any other agreement expressly referred to herein supersedes any and all other agreements, either oral or in writing, among the parties hereto, with respect to the subject matter hereof and contains all of the covenants and agreements among the parties with respect to the subject matter hereof.

        22. Waiver: Modification. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel. No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing by all of the parties hereto.

        23. Severability. All agreements and covenants contained herein are severable and in the event that any of them shall be held to be invalid by any court of competent jurisdiction, this Pledge Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

        24. Delay; Time of Essence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise or the exercise of any other right, power, or privilege. Time is of the essence of each and every provision of this Agreement of which time is an element.


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



        25. Attorneys' Fees. In any action or proceeding brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

PLEDGOR:                                    SECURED PARTY:

                                            Nanogen, Inc.


____________________________                By:_________________________________



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



                                    EXHIBIT C

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto NANOGEN, INC. (the "Corporation") _____________________ (_______) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ________ and does hereby irrevocably constitute and appoint _____________ as Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ___________________


                                    Signature ___________________________






INSTRUCTION: Please do not fill in blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right set forth in the Agreement without requiring additional signatures on the part of the Purchaser.


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


                                    EXHIBIT D

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)     The taxpayer who performed the services is:

        Name:
        Address:

        Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ______ shares of the common stock of Nanogen, Inc.

(3)     The property was issued on November 7, 1997.

(4) The taxable year in which the election is being made is the calendar year 1997.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of annual and monthly installments over a four (4) year period.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $____ per share.

(7)     The amount paid for such property is $0.60 per share.

(8) A copy of this statement was furnished to Nanogen, Inc. for whom taxpayer rendered the service underlying the transfer of property.

(9)     This statement is executed as of:  November 10, 1997.



------------------------------                  -----------------------------
         Spouse (if any)                                 Taxpayer

This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Restricted Stock Issuance Agreement.


                                       D-1